UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2021

Morgan Stanley Direct Lending Fund
(Exact name of registrant as specified in its charter)

Delaware	814-01332	84-2009506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1585 Broadway New York, NY		10036
(Address of principal executive offices)		(Zip Code)

1 (212) 761-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On December 3, 2021, Morgan Stanley Direct Lending Fund (the “Company”), a Delaware corporation, entered into an amendment (the “First Amendment”) to that certain Senior Secured Revolving Credit Agreement (the “Facility”), dated as of July 16, 2021, by and among the Company, as Borrower, the lenders and issuing banks from time to time parties thereto. Truist Bank serves as Administrative Agent and Truist Securities, Inc. serves as Joint Lead Arranger and Sole Book Runner.

The First Amendment, among other things, increased the maximum principal amount of the Facility to $975,000,000 from $650,000,000, which consisted of (a) an increase in the aggregate U.S. dollar commitment amount to $300,000,000 from $150,000,000 and (b) an increase in the aggregate multicurrency commitment amount to $675,000,000 from $500,000,000. The First Amendment also amended the existing uncommitted accordion feature to permit the maximum capacity under the Facility to be increased to $1,500,000,000. The other material terms of the Facility remain unchanged.

The description above is only a summary of the material provisions of the First Amendment and is qualified in its entirety by reference to the full text of such agreement, a copy of which will be filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2021.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2021	MORGAN STANLEY DIRECT LENDING FUND

	By:	/s/ Venugopal Rathi
Venugopal Rathi
Chief Financial Officer